Exhibit 99.1

BioTime, Inc.
6121 Hollis Street
Emeryville, CA 94608
Tel: 510-350-2940
Fax: 510-350-2948
www.biotimeinc.com
For Further Information:
Judith Segall (510) 350-2940

FOR IMMEDIATE RELEASE
April 19, 2007

BIOTIME ANNOUNCES 2006 YEAR-END RESULTS

•	49% Increase in Royalty Revenue
•	52% Increase in License Revenue
•	29% Increase in Total Revenues

EMERYVILLE, CA, April 19, 2007 - BioTime, Inc. (OTCBB: BTIM) today announced financial results for the fiscal year ended December 31, 2006.

BioTime’s royalties from Hextend® sales by Hospira, Inc. increased 49% to $933,478 for the year ended December 31, 2006, from $626,135 in 2005, as the number of 500mL units of Hextend sold increased by 40%. Although hospital sales increased, the largest contributing factor to the increase in royalties from 2005 was an increase in units of Hextend purchased by the U.S. Armed Forces, most of which occurred in the second half of 2006. Hextend has been purchased by the U.S. Armed Forces through intermittent large volume orders. Hextend has become the standard plasma volume expander at a number of prominent teaching hospitals and leading medical centers and is part of the Tactical Combat Casualty Care protocol.

License revenue increased 52 percent to $172,371 for the year ended December 31, 2006, from $113,039 for 2005. License revenue reflects revenue recognition of license fees received under our license agreements with CJ Corp. and Summit Pharmaceuticals International Corporation.

Total revenue for the year ended December 31, 2006 increased 29 percent to $1,162,015 from $903,200 for the year ended December 31, 2005.

For the year ended December 31, 2006, BioTime reported a net loss of $(1,864, 621), or $(0.08) per basic and diluted share, compared to a net loss of $(2,074,251), or $(0.12) per basic and diluted share, for the year ended December 31, 2005. Losses for 2005 reflect high levels of spending on our phase II clinical trials for PentaLyte®. Phase II clinical trials for PentaLyte® were completed in 2006. BioTime's research and development and general and administrative expenses for 2006 reflect increased expenses of $113,980 resulting from the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)") which requires the measurement and recognition of compensation expense for all stock-based payment awards made to directors, employees, and consultants, including employee and consultant stock options, based on estimated fair values. The estimated fair value of stock options was not taken into account during prior years.

BioTime, Inc.
April 19, 2007

Total shareholders’ deficit was $1,865,221 at December 31, 2006, compared with total shareholders’ deficit of $196,581 at December 31, 2005.

In January 2007, BioTime received $199,264 in royalties on Hextend sales by Hospira that occurred during the period October 1 through December 31, 2006. This revenue will be reflected in BioTime’s financial statements for the first quarter of 2007. Royalties earned during that period were substantially unchanged from $202,037 earned during the same period of 2005.

Cash and cash equivalents totaled $561,017 at December 31, 2006, compared with $1,833,744 at December 31, 2005. During 2006 we received $1,553,380 of cash in our operations. Our sources of that cash were Hextend royalty revenues, NIH Grant money, licensing fees from Summit, and other income. BioTime will need to obtain additional equity capital or licensing fees, which may include reimbursement of the cost of developing PentaLyte, during 2007 to finance its current operations because its current line of credit and royalty revenues are not sufficient to fund anticipated operating expenses beyond September 30, 2007.

During the years ended December 31, 2006 and 2005 BioTime received $500,000 and $600,000, respectively, from an overseas partner for the right to co-develop Hextend and PentaLyte in Japan, China, and Taiwan. In June 2005, BioTime paid a one-time fee of $130,000 for services in preparing a product development plan for Japan. In addition, BioTime received $237,356 in October 2005 as BioTime’s 40% share of a sublicense fee payment under the co-development agreement. Full recognition of these license fees has been deferred pending the completion of the development of PentaLyte. Revenue will be recognized over the life of the contracts based on the current expected life of the governing patents covering the products. The unamortized portions of these license fees are reflected on BioTime’s balance sheet either as deferred license revenue or as a royalty obligation.

In an important milestone, BioTime completed a Phase II clinical trial of PentaLyte® in which PentaLyte was used as a plasma volume expander in cardiac surgery. BioTime has just prepared a report of the study results which it plans to use in seeking licensing arrangements for PentaLyte with pharmaceutical companies in the United States and abroad.

About BioTime, Inc.

BioTime, headquartered in Emeryville, California develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product Hextend is manufactured and distributed in the United States by Hospira, Inc. and in South Korea by CJ Corp. under exclusive licensing agreements. Information about BioTime can be found on the web at www.biotimeinc.com.

Hextend®, PentaLyte®, and HetaCool® are registered trademarks of BioTime, Inc.

BioTime, Inc.
April 19, 2007

Forward Looking Statements

The matters discussed in this press release include forward-looking statements which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated. Such risks and uncertainties include but are not limited to the results of clinical trials of BioTime products; the ability of BioTime and its licensees to obtain additional FDA and foreign regulatory approval to market BioTime products; competition from products manufactured and sold or being developed by other companies; and the price of and demand for BioTime products. Other factors that could affect BioTime’s operations and financial condition are discussed in BioTime’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

-Financial Tables Follow-

BioTime, Inc.
April 19, 2007

BIOTIME, INC.

BALANCE SHEETS

December 31, 2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$561,017
Prepaid expenses and other current assets	57,675
Total current assets	618,692

EQUIPMENT, net of accumulated depreciation of $580,933	10,839
DEPOSITS AND OTHER ASSETS	20,976
TOTAL ASSETS	$650,507

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$431,713
Deferred license revenue, current portion	183,935
Total current liabilities	615,648

DEFERRED LICENSE REVENUE, net of current portion	1,258,205

ROYALTY OBLIGATION	631,757

DEFERRED RENT	10,118

Total long-term liabilities	1,900,080

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
Common Shares, no par value, authorized 50,000,000 shares; issued and outstanding 22,574,374 shares	40,447,078
Contributed capital	93,972
Accumulated deficit	(42,406,271)
Total shareholders' deficit	(1,865,221)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$650,507

BioTime, Inc.
April 19, 2007
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BIOTIME, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005
REVENUE:
License fees	$172,371	$113,039
Royalty from product sales	933,478	626,135
Grant income	56,166	164,026
Total revenue	1,162,015	903,200
EXPENSES:
Research and development	(1,422,257)	(1,525,686)
General and administrative	(1,491,622)	(1,395,925)
Total expenses	(2,913,879)	(2,921,611)
Loss from operations	(1,751,864)	(2,018,411)
INTEREST EXPENSE AND OTHER INCOME:
Interest and other expense	(157,114)	(78,978)
Other income	44,357	23,138
Total interest expense and other income	(112,757)	(55,840)

NET LOSS	$(1,864,621)	$(2,074,251)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.08)	$(0.12)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	22,538,003	17,903,230